UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Core Laboratories N.V.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CORE LABORATORIES N.V.

Strawinskylaan 913

Tower A, Level 9

1077 XX Amsterdam

The Netherlands

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, MAY 20, 2020

The following Notice of Change of Location and Time relates to the Proxy Statement for 2020 (the “Proxy Statement”) of Core Laboratories N.V. (the “Company” or “Core Lab”), dated March 20, 2020, to be furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about March 27, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

______________________________________________________________________________________________________

NOTICE OF CHANGE OF LOCATION AND TIME

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

Dear Shareholder,

In an effort to support the health and well-being of our stakeholders, in light of developments regarding the coronavirus or COVID-19, NOTICE IS HEREBY GIVEN that the location and time of the 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) of Core Laboratories N.V. (the “Company” or “Core Lab”) has been changed. The 2020 Annual Meeting still will be held on May 20, 2020, but now at 3:30 p.m. CEST at the offices of the Company’s Dutch counsel, NautaDutilh, N.V., whose offices are located at Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands.

As described in the proxy materials filed in connection with the 2020 Annual Meeting, shareholders as of the close of business Eastern Daylight Time on April 22, 2020 (and others with a statutory meeting right), Company management and Company advisors are entitled to participate in the 2020 Annual Meeting. In order to be able to vote at the 2020 Annual Meeting, you will have to be a record holder of shares (or otherwise a person with voting rights with respect to shares) at the close of business Eastern Daylight Time on April 22, 2020.

It is important that you read the proxy materials distributed and we encourage you to vote your shares promptly in advance of the 2020 Annual Meeting by one of the methods described in the proxy materials.  Please mark, sign, date and return the accompanying proxy card accordingly, vote online or vote by phone, all as described in further detail in the proxy statement. If you are present at the 2020 Annual Meeting and wish to do so, you may revoke your proxy and vote in person. Please monitor our annual meeting website at www.proxydocs.com/clb for updated information. If you are planning to attend the 2020 Annual Meeting, please check the website ten days prior to the meeting date. As always, we encourage you to vote your shares prior to the 2020 Annual Meeting.

By Order of the Board of Supervisory Directors,

Jan Willem Sodderland
Supervisory Director

Amsterdam, the Netherlands

March 27, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2020

The Notice of 2020 Annual Meeting of Shareholders and the Proxy Statement for the 2020 Annual Meeting of Shareholders, along with the Company’s Annual Report to Shareholders, is available free of charge at www.proxydocs.com/clb.

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